POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that I, James W. Bracke, hereby constitute and appoint Gregory R. L. Smith, Joanne Ritter and Kathleen McMahon, my true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution for me and in my name, place and stead, to sign any reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial
 Ownership of Securities) and Form 5 (Annual Statement of Changes in Beneficial Ownership) relating to transactions by me in Common Stock or other securities of Image Sensing Systems, Inc., and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.


Dated: April 8, 2009			/s/ James W. Bracke
					James W. Bracke
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